Exhibit 10.23
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NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                                         Original Issue Date:  November 5, 2004
                                         Original Principal Amount:  $150,000.00

                       SECURED CONVERTIBLE PROMISSORY NOTE

     THIS SECURED CONVERTIBLE PROMISSORY NOTE is made by each of SBS INTERACTIVE, CO., a Florida corporation (the "Company"), and SBS INTERACTIVE, INC., a Nevada corporation (the "Subsidiary;" each of the Company and the Subsidiary is referred to herein as a "Borrower," and collectively as the "Borrowers"), jointly and severally (the "Note").

                              PRELIMINARY STATEMENT

     WHEREAS, reference is hereby made to (i) that certain Master Loan Agreement dated as of July 22, 2004 (the "Loan Agreement"), by and among the Borrowers and Arthur Cohn ("Cohn"), and (ii) that certain Pledge and Security Agreement, dated as of July 22, 2004, by and among the Borrowers and Cohn (the "Security Agreement");

     WHEREAS, the Company and the Subsidiary have requested that Cohn provide financing to the Company and the Subsidiary and Cohn is willing to provide financing to the Company and the Subsidiary on the terms and conditions set forth in this Note, the Loan Agreement and the Security Agreement;

     WHEREAS, pursuant to the Loan Agreement, Cohn has certain consent rights set forth in negative covenants with respect to certain financing transactions involving the Company and the Subsidiary;

     WHEREAS, Cohn has provided consent to the Company and the Subsidiary to enter into financing transactions with one or more third-parties on substantially the terms and conditions of this Note, the Loan Agreement and the Security Agreement in lieu of entering into a financing transaction with Cohn;

     WHEREAS, in reliance on such consent, the Company and the Subsidiary have explored other financing opportunities with third-parties to raise capital; has determined that no financing is available from any third-party on terms and conditions substantially equivalent to, or more favorable to the Corporation and the Subsidiary than, the terms and conditions of the Note, the Loan Agreement and the Security Agreement; and have determined that it is in the best interests of the Company and the Subsidiary to enter into this Note with Cohn;

     WHEREAS, the loan evidenced by this Note is a "Future Loan," and this Note is a "Future Loan Note" and, therefore, a "Financing Document" as such terms are defined in the Loan Agreement.


                                    AGREEMENT

     FOR VALUE RECEIVED, the Borrowers, jointly and severally, promise to pay to the order of Cohn or his assigns (the "Holder"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Principal Amount") on the "Maturity Date" (as defined herein), and to pay interest to the Holder on the aggregate outstanding Principal Amount at the rate of six percent 6% per annum, payable on the Maturity Date, in cash (in lawful currency of the United States of America), subject to the right of the Holder to convert the Principal Amount and all accrued but unpaid interest thereon into shares of the Company's "Common Stock" (as defined herein) in accordance with Section 4 hereof. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue on the "Conversion Date" (as defined herein) with respect to any Principal Amount and accrued but unpaid interest thereon converted, provided that the Company in fact delivers the "Underlying Shares" (as defined herein) within the time period required by
Section 4(c)(i). All overdue Principal Amount and/or accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of fifteen percent (15%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law (the "Late Fee") which will accrue daily, from the date such payment is due hereunder through and including the date of payment. For purposes hereof, the "Maturity Date" shall mean the effective date (in accordance with Section 5 hereof) of any written demand by the Holder, from time to time, for payment hereunder.

     THE BORROWERS MAY NOT PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT OR ACCRUED BUT UNPAID INTEREST THEREON WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER.

     This Note is subject to the following additional provisions:

     Section 1. Exchange. This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same and subject to compliance with applicable laws. No service charge will be made for such registration of transfer or exchange.

     Section 2. Transfer. This Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations. Prior to due presentment to the Borrowers for transfer of this Note, the Borrowers and any agent of the Borrowers may treat the Person in whose name this
Note is duly registered on the records of the Borrower as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Borrowers nor any such agent thereof shall be affected by notice to the contrary.

     Section 3. Security; Events of Default; Remedies; Waivers.

     (a) The Loan Obligations are secured in accordance with the terms and conditions set forth in the Security Agreement.

     (b) Upon the occurrence of any Event of Default, the Holder shall have all of the rights, powers and remedies set forth in the Loan Agreement and/or Security Agreement.

     (c) Each Borrower waives presentment, demand for payment, protest, notice of demand, dishonor and nonpayment, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     Section 4. Conversion.

     (a) (i) At any time after the Original Issue Date, the outstanding Principal Amount and all accrued but unpaid interest thereon shall be convertible, at the option of the Holder, in whole or in part at any time and from time to time, into (i) shares of Common Stock and (ii) warrants to purchase up to One Million Five Hundred Thousand (1,500,000) shares of Common Stock (the "Target Warrant Shares"), in the latter case, on the terms and conditions set forth in the form of Common Stock Purchase Warrant attached hereto as Exhibit A (collectively, the "Warrants"); provided, that the Target Warrant Shares shall be (x) subject to adjustment prior to the "Conversion Date" (as defined herein) to reflect any and all adjustments to the "Set Price" (as defined herein, and in accordance with Section 4(d) hereof) so that the number of Target Warrant Shares (subject to clauses (y) and (z) hereof) is equal to the product of (A) two, multiplied by (B) the number of "Underlying Shares" (as defined herein), (y) subject to adjustment prior to the Conversion Date in the same manner as the shares purchasable under the Warrants are subject to adjustment from and after the Conversion Date, and (z) pro-rated, from time to time, in the event the

Holder converts part but not all of the outstanding Principal Amount and accrued but unpaid interest thereon; provided, further, that in the event of any adjustment to the number of Target Warrant Shares hereunder, the "Exercise Price" (as defined in the Warrants) with respect to fifty percent (50%) of such Target Warrant Shares (as so adjusted) shall be the amount set forth in clause
(i) of the definition of Exercise Price in the Warrants, and the Exercise Price with respect to the remaining fifty percent (50%) of such Target Warrant Shares (as so adjusted) shall be the amount set forth in clause (ii) of such definition of Exercise Price.

         (ii) The Holder shall effect conversions by delivering to the Company written notice (a "Notice of Conversion"), specifying therein the Principal Amount and accrued but unpaid interest thereon to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Note to the Company unless the entire Principal Amount of the Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount and accrued but unpaid interest thereon in an amount equal to the amount so converted. The Holder and the Company shall maintain records showing the Principal Amount and accrued but unpaid interest thereon converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within one Business Day after receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. Each Holder, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the Original Principal Amount stated on the face hereof.

     (b) At any time, the number of shares of Common Stock issuable upon conversion (the "Underlying Shares") shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount and accrued but unpaid interest thereon to be converted by (y) the "Set Price" (as defined herein).

     (c) (i) Not later than three Trading Days after any Conversion Date, the Company shall deliver to the Holder a certificate or certificates representing the Underlying Shares (which shall be free of restrictive legends and trading restrictions) being acquired upon such conversion and the Warrants, duly executed. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If, in the case of any Notice of Conversion, such certificate or certificates and the Warrants are not delivered to, or as directed by, the Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion.

         (ii) If the Company fails for any reason to deliver to the Holder such certificate or certificates or the Warrants pursuant to Section 4(c)(i) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in Common Stock at the then Set Price, as liquidated damages and not as a penalty, for each $1,000 of Principal Amount and accrued but unpaid interest thereon being converted, $50 per Trading Day (increasing to $100 per Trading Day after three Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. In the event a Holder shall elect to convert any or all of the outstanding Principal Amount and accrued but unpaid interest thereon, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Principal Amount of the Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue the Underlying Shares and the Warrants upon a properly noticed conversion. Nothing herein shall limit Holder's right to pursue actual damages or declare an Event of Default pursuant to the Loan Agreement for the Company's failure to deliver the Underlying Shares or the Warrants within the period specified herein, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

         (iii) In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(i) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a
Note in Principal Amount equal to the Principal Amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(c)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Note with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(c)(ii) in respect of the certificates resulting in such Buy-In.

     (d) (i) The conversion price in effect on any Conversion Date shall be equal to Twenty Cents ($0.20) per share of Common Stock, subject to adjustment herein (the "Set Price").

         (ii) If the Company, at any time while the Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or
(D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         (iii) If the Company, at any time while the Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities exercisable, convertible into or exchangeable for Common Stock (the "Common Stock Equivalents"), at an effective price per share less than the then Set Price ("Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal the effective conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the third Business Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or the applicable reset price, exchange price, conversion price and other pricing terms.

         (iv) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this
Section 4, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding on a fully diluted basis.

         (v) Whenever the Set Price is adjusted hereunder, the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (vi) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock the rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

         (vii) If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person,
(B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     (e) Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the fair market value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (f) The issuance of certificates for shares of the Common Stock on conversion of the Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Note so converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 5. Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in the manner set forth in, and shall be effective as provided in, the Loan Agreement.

     Section 6. Definitions. For purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Agreement, and (b) the following terms shall have the following meanings:

     "Common Stock" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Original Issue Date" shall mean the date of the first issuance of the Note set forth herein regardless of the number of transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Trading Day" means a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not so quoted, then Trading Day shall mean a Business Day.

     Section 7. No Alteration. No provision of this Note shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrowers.

     Section 8. Replacement. If this Note shall be mutilated, lost, stolen or destroyed, the Borrowers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Borrowers.

     Section 9. Waiver. Any waiver by the Borrowers or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Borrowers or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

     Section 10. Miscellaneous. If a court of competent jurisdiction shall find that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. Each Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the Principal Amount or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the other covenants or the performance of the Financing Documents, and each Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     Section 11. Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     Section 12. Preliminary Statement. The Preliminary Statement of this Note is hereby incorporated by reference into the body of this Note and hereby becomes an integral part of this Note.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Borrower has caused this Secured Convertible Promissory Note to be executed by its duly authorized officer, as of the Original Issue Date.


WITNESS                                      BORROWERS:
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                                             SBS INTERACTIVE CO.


/s/ H. Papernick                            By: /s/ Todd Gotlieb
------------------------------------           -------------------------------
                                               Name:  Todd Gotlieb
                                               Title:  President


                                             SBS INTERACTIVE, INC.


/s/ H. Papernick                            By: /s/ Todd Gotlieb
------------------------------------           -------------------------------
                                               Name:  Todd Gotlieb
                                               Title:  President




            [Signature Page to Secured Convertible Promissory Note]